Exhibit 99.7

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined financial statements of Bank of America and FleetBoston may have appeared had the businesses actually been combined at the beginning of the period presented. The unaudited pro forma condensed combined financial information shows the impact of the merger of Bank of America and FleetBoston on the companies’ respective historical results of operations under the purchase method of accounting with Bank of America treated as the acquirer. Under this method of accounting, the assets and liabilities of FleetBoston were recorded by Bank of America at their estimated fair values as of April 1, 2004, the date the merger was completed. The unaudited pro forma condensed combined financial information combines the historical financial information of Bank of America and FleetBoston for the three months ended September 30, 2003 and for the nine months ended September 30, 2003 and 2004. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger had been completed on January 1, 2003.

The merger agreement was announced on October 27, 2003 and resulted in the conversion of each outstanding share of FleetBoston common stock other than shares beneficially owned by FleetBoston and Bank of America into 1.1106 post-split shares of Bank of America common stock. Shares of FleetBoston preferred stock were converted on a one-for-one basis into Bank of America preferred stock having the same terms as the corresponding FleetBoston preferred stock, except in the case of shares held by preferred stockholders who validly perfected dissenters’ appraisal rights. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of both Bank of America and FleetBoston.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented and had the impact of possible revenue enhancements, expense efficiencies, hedging activities, asset dispositions, and share repurchases, among other factors, been considered.

The unaudited pro forma condensed combined financial information includes the impact of Fleet’s cash flow hedge accounting as provided by Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.” FleetBoston’s historical Net Interest Income includes the reclassification of deferred cash flow hedge gains and losses from Accumulated Other Comprehensive Income. However, in purchase accounting deferred cash flow hedge gains and losses in Accumulated Other Comprehensive Income have been eliminated and will not be reclassified into Net Interest Income in periods subsequent to the merger. FleetBoston’s historical results include reclassified deferred net cash flow hedge gains of $112 million, $208 million, and $120 million for the three months ended September 30, 2003, and for the nine months ended September 30, 2003, and 2004, respectively.

Bank of America/FleetBoston

Pro Forma Condensed Combined Statement of Income

(unaudited)

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America and FleetBoston assuming the companies had been combined on January 1, 2003, on a purchase accounting basis.

	For the three months ended September 30, 2003
(Dollars in millions, except per share information)	Bank of America	FleetBoston	Pro Forma Adjustments (1)		Bank of America/ FleetBoston Combined
Interest income
Interest and fees on loans and leases	$5,328	$1,820	$13	(A)	$7,161
Interest on securities	623	294	4	(B)	921
Trading account assets	975	10			985
Other interest income	929	89	(50	)(C)	968

Total interest income	7,855	2,213	(33)		10,035

Interest expense
Deposits	1,278	321	(23	)(D)	1,576
Short-term borrowings	447	104			551
Long-term debt	481	240	(82	)(E)	639
Other interest expense	345	8			353

Total interest expense	2,551	673	(105)		3,119

Net interest income	5,304	1,540	72		6,916

Noninterest income
Service charges	1,458	401	(38	)(F)	1,821
Investment and brokerage services	589	387			976
Mortgage banking income	666	22			688
Investment banking income	412	64			476
Equity investment gains	25	93			118
Card income	794	151	154	(C)(F)(G)	1,099
Trading account profits	175	30			205
Other income	320	199			519

Total noninterest income	4,439	1,347	116		5,902

Total revenue	9,743	2,887	188		12,818

Provision for credit losses	651	265			916

Gains on sales of securities	233	35			268

Noninterest expense
Personnel	2,595	860	(5	)(H)	3,450
Occupancy	522	131	(14	)(I)	639
Equipment	252	107	(5	)(I)	354
Amortization of intangibles	55	19	129	(J)	203
Other general operating	1,646	494	66	(G)	2,206

Total noninterest expense	5,070	1,611	171		6,852

Income from continuing operations before income taxes	4,255	1,046	17		5,318
Applicable income tax expense	1,333	371	47	(K)	1,751

Income from continuing operations	$2,922	$675	$(30)		$3,567

Income from continuing operations available to common shareholders	$2,921	$670	$(30)		$3,561

Per common share information
Earnings per share-continuing operations	$0.98	$0.64			$0.86

Diluted earnings per share-continuing operations	$0.96	$0.64			$0.85

Dividends paid	$0.40	$0.35			$0.40

Average common shares issued and outstanding (in thousands)	2,980,206	1,048,105	115,920	(L)	4,144,231

Average diluted common shares issued and outstanding (in thousands)	3,039,282	1,052,664	116,425	(L)	4,208,371

(1)	See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Bank of America/FleetBoston

Pro Forma Condensed Combined Statement of Income

(unaudited)

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America and FleetBoston assuming the companies had been combined on January 1, 2003, on a purchase accounting basis.

	For the nine months ended September 30, 2003
(Dollars in millions, except per share information)	Bank of America	FleetBoston	Pro Forma Adjustments (1)		Bank of America/ FleetBoston Combined
Interest income
Interest and fees on loans and leases	$16,088	$5,540	$71	(A)	$21,699
Interest on securities	2,412	976	(12	)(B)	3,376
Trading account assets	3,024	31	—		3,055
Other interest income	2,051	331	(153	)(C)	2,229

Total interest income	23,575	6,878	(94)		30,359

Interest expense
Deposits	3,730	1,056	(124	)(D)	4,662
Short-term borrowings	1,414	292	—		1,706
Long-term debt	1,584	760	(246	)(E)	2,098
Other interest expense	969	34	—		1,003

Total interest expense	7,697	2,142	(370)		9,469

Net interest income	15,878	4,736	276		20,890

Noninterest income
Service charges	4,182	1,170	(116	)(F)	5,236
Investment and brokerage services	1,737	1,120	—		2,857
Mortgage banking income	1,630	55	—		1,685
Investment banking income	1,278	175	—		1,453
Equity investment gains	—	(25)	—		(25)
Card income	2,237	461	462	(C)(F)(G)	3,160
Trading account profits	382	140	—		522
Other income	933	498	—		1,431

Total noninterest income	12,379	3,594	346		16,319

Total revenue	28,257	8,330	622		37,209

Provision for credit losses	2,256	830	—		3,086

Gains on sales of securities	802	104	—		906

Noninterest expense
Personnel	7,749	2,507	(15	)(H)	10,241
Occupancy	1,492	388	(45	)(I)	1,835
Equipment	789	339	(21	)(I)	1,107
Amortization of intangibles	163	59	397	(J)	619
Other general operating	4,652	1,485	189	(G)	6,326

Total noninterest expense	14,845	4,778	505		20,128

Income from continuing operations before income taxes	11,958	2,826	117		14,901
Applicable income tax expense	3,874	1,003	164	(K)	5,041

Income from continuing operations	$8,084	$1,823	$(47)		$9,860

Income from continuing operations available to common shareholders	$8,081	$1,809	$(47)		$9,843

Per common share information
Earnings per share-continuing operations	$2.70	$1.73			$2.37

Diluted earnings per share-continuing operations	$2.65	$1.72			$2.34

Dividends paid	$1.04	$1.05			$1.04

Average common shares issued and outstanding (in thousands)	2,988,738	1,047,454	115,848	(L)	4,152,040

Average diluted common shares issued and outstanding (in thousands)	3,047,046	1,050,655	116,202	(L)	4,213,903

(1)	See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Bank of America/FleetBoston

Pro Forma Condensed Combined Statement of Income

(unaudited)

The following unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America and FleetBoston assuming the companies had been combined on January 1, 2003, on a purchase accounting basis.

	For the nine months ended September 30, 2004
	Three Months Ended March 31, 2004					Combined Six Months Ended September 30, 2004	Bank of America/FleetBoston Combined
(Dollars in millions, except per share information)	Bank of America	FleetBoston	Pro Forma Adjustments (1)		Combined
Interest income
Interest and fees on loans and leases	$5,549	$1,970	$40	(A)	$7,559	$14,745	$22,304
Interest on securities	1,212	322	11	(B)	1,545	3,985	5,530
Trading account assets	1,009	12	—		1,021	1,979	3,000
Other interest income	802	96	(55	)(C)	843	1,817	2,660

Total interest income	8,572	2,400	(4)		10,968	22,526	33,494

Interest expense
Deposits	1,206	342	(20	)(D)	1,528	3,240	4,768
Short-term borrowings	740	88	—		828	2,220	3,048
Long-term debt	491	256	(66	)(E)	681	1,189	1,870
Other interest expense	334	9	—		343	631	974

Total interest expense	2,771	695	(86)		3,380	7,280	10,660

Net interest income	5,801	1,705	82		7,588	15,246	22,834

Noninterest income
Service charges	1,416	385	(38	)(F)	1,763	3,682	5,445
Investment and brokerage services	622	413	—		1,035	1,917	2,952
Mortgage banking income	209	6	—		215	49	264
Investment banking income	404	33	—		437	985	1,422
Equity investment gains/(losses)	133	86	—		219	304	523
Card income	795	152	148	(C)(F)(G)	1,095	2,413	3,508
Trading account profits	3	49	—		52	597	649
Other income	135	284	—		419	388	807

Total noninterest income	3,717	1,408	110		5,235	10,335	15,570

Total revenue	9,518	3,113	192		12,823	25,581	38,404

Provision for credit losses	624	—	—		624	1,439	2,063

Gains on sales of securities	495	49	—		544	1,527	2,071

Noninterest expense
Personnel	2,762	899	(5	)(H)	3,656	7,179	10,835
Occupancy	488	136	(14	)(I)	610	1,243	1,853
Equipment	261	101	(5	)(I)	357	627	984
Amortization of intangibles	54	21	120	(J)	195	400	595
Other general operating	1,852	807	53	(G)	2,712	4,399	7,111
Merger and restructuring charges	—	—	—		—	346	346

Total noninterest expense	5,417	1,964	149		7,530	14,195	21,725

Income from continuing operations before income taxes	3,972	1,198	43		5,213	11,474	16,687
Applicable income tax expense	1,291	425	56	(K)	1,772	3,861	5,633

Income from continuing operations	$2,681	$773	$(13)		$3,441	$7,613	$11,054

Income from continuing operations available to common shareholders	$2,680	$768	$(13)		$3,435	$7,603	$11,038

Per common share information
Earnings per share-continuing operations	$0.93	$0.72			$0.84	$1.88	$2.72

Diluted earnings per share-continuing operations	$0.91	$0.71			$0.83	$1.84	$2.67

Dividends paid	$0.40	$0.35			$0.40	$0.85	$1.25

Average common shares issued and outstanding (in thousands)	2,880,306	1,071,104	118,464	(L)	4,069,874	4,057,317	4,061,487

Average diluted common shares issued and outstanding (in thousands)	2,933,402	1,086,636	120,182	(L)	4,140,220	4,126,305	4,130,927

(1)	See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

Note 1—Basis of Pro Forma Presentation

During the second quarter of 2004, the Corporation’s Board of Directors approved a 2-for-1 stock split in the form of a common stock dividend effective August 27, 2004 to common shareholders of record on August 6, 2004. All prior period common share and per common share information has been restated to reflect the 2-for-1 stock split.

The unaudited pro forma condensed combined financial information related to the merger is included for the three months ended September 30, 2003 and for the nine months ended September 30, 2003 and 2004. The pro forma adjustments included herein reflect the conversion of FleetBoston common stock into Bank of America common stock using an exchange ratio of 1.1106 post-split shares of Bank of America common stock for each of the 1,068,635,408 shares of FleetBoston common stock exchanged at April 1, 2004, $271 million related to the conversion of 1,082,450 shares of preferred stock and $1.36 billion for the approximately 70 million shares of FleetBoston common stock issuable under outstanding stock options that were converted into Bank of America stock options, direct acquisition costs and the cost of FleetBoston shares already owned by Bank of America. The purchase price of $47.3 billion includes direct acquisition costs, the value of stock options, and is based on a per share price for Bank of America common stock of $38.44, which was the average of the closing prices of Bank of America common stock for the period commencing two trading days before, and ending two trading days after, October 27, 2003, the date of the merger agreement, as adjusted for the stock split. The purchase price was adjusted to reflect the effect of the 15.7 million shares of FleetBoston common stock already owned by Bank of America valued at their historical cost of $457 million. Bank of America preferred stock exchanged was valued using the book value of FleetBoston preferred stock.

The merger is being accounted for using the purchase method of accounting; accordingly, Bank of America’s cost to acquire FleetBoston has been allocated to the assets (including identifiable intangible assets) and liabilities (including executor contracts and other commitments) of FleetBoston at their respective fair values as of April 1, 2004.

Certain amounts in the historical consolidated financial statements of FleetBoston have been reclassified to conform to Bank of America’s historical financial information presentation. Discontinued operations reported in FleetBoston’s historical consolidated statement of income have been excluded. The unaudited pro forma condensed combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable period presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2— Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Statements of Income for the three months ended September 30, 2003 and for the nine months ended September 30, 2003 and 2004 were prepared assuming the merger was completed on January 1, 2003.

The unaudited pro forma condensed combined financial information reflects the exchange of 1,186,826,484 shares of Bank of America common stock with an aggregate fair value of approximately $45.6 billion, the issuance of $271 million of Bank of America preferred stock and $1.36 billion for the approximately 70 million shares of FleetBoston common stock issued under outstanding stock options that converted into Bank of America stock options, direct acquisition costs and the cost of 15.7 million shares of FleetBoston common stock already owned by Bank of America valued at their historical cost of $457 million. Common stock and preferred stock issued in the exchange was valued using the methodology discussed in Note 1 above.

All FleetBoston stock options vested upon completion of the merger and converted into Bank of America stock options. The fair value of the Bank of America options issued in exchange for the FleetBoston options was estimated using a Black-Scholes option-pricing model. Option pricing models require the use of highly subjective assumptions including expected stock price and volatility that when changed can materially affect fair value estimates. Accordingly, the model does not necessarily provide for a reliable single measure of the fair value of employee stock options. The more significant assumptions used in estimating the fair value of the Bank of America stock options to be issued in the exchange for FleetBoston stock options include a risk-free interest rate of 3.61 percent, a dividend yield of 4.70 percent, a weighted average expected life of three years and volatility of 27 percent. The three-year term was based on the weighted average expected term to expiration of these options.

The allocation of the purchase price follows:

(Dollars in millions)	April 1, 2004
Purchase Price
FleetBoston common stock exchanged (in thousands)	1,068,635
Exchange ratio (as adjusted for the stock split)	1.1106

Total Bank of America Common Stock exchanged (in thousands)	1,186,826
Purchase price per Bank of America common share (as adjusted for the stock split)	$38.44

		$45,622
FleetBoston preferred stock converted to Bank of America preferred stock		271
Fair value of outstanding stock options, direct acquisition costs and the effect of FleetBoston shares already owned by Bank of America		1,360

Total purchase price		$47,253
Less: Net assets acquired
FleetBoston stockholders’ equity	$19,329
FleetBoston goodwill and other intangible assets	(4,709)
Estimated adjustments to reflect assets acquired at fair value:
Securities	(82)
Loans and leases	(699)
Premises and equipment	(727)
Identified intangibles	3,243
Other assets and deferred income tax	203
Deposits	(313)
Commercial paper and other short-term borrowings	(1)
Other liabilities	(271)
Exit and termination liabilities	(726)
Long-term debt	(1,182)

	14,065

Estimated goodwill resulting from merger		$33,188

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(A)	An adjustment of $699 million to decrease the book value of the loan and lease portfolio to fair value was recorded. The adjustment will be recognized over the estimated remaining life of the loan and lease portfolio. The impact of the adjustment was to increase interest income by approximately $13 million, $71 million and $40 million for the three and nine months ended September 30, 2003 and the nine months ended September 30, 2004, respectively.

(B)	An adjustment of $82 million to decrease the book value of the securities portfolio to fair value was recorded. Certain unrealized gains currently reflected in other comprehensive income by FleetBoston will be accounted for as a premium paid by Bank of America and will be recognized over the remaining life of the securities portfolio. The impact of the amortization of the premium/ discount was to increase interest income by approximately $4 million and $11 million for the three months ended September 30, 2003 and the nine months ended September 30, 2004, respectively, and to decrease interest income by approximately $12 million for the nine months ended September 30, 2003.

(C)	Adjustment to reclassify FleetBoston’s credit card late fee revenue from Other interest income to Card income to conform with Bank of America’s classification.

(D)	An adjustment of $313 million to increase the book value of fixed-rate deposit liabilities to fair value was recorded. The adjustment will be recognized over the estimated remaining term of the related deposit liabilities. The impact of the adjustment was to decrease interest expense by approximately $23 million, $124 million and $20 million for the three and nine months ended September 30, 2003 and for the nine months ended September 30, 2004, respectively.

(E)	An adjustment of $1.182 billion to increase the book value of outstanding long-term debt instruments to fair value was recorded. The adjustment will be recognized over the remaining life of the long-term debt instruments. The impact of the fair value adjustment is to decrease interest expense by approximately $82 million, $246 million and $66 million for the three and nine months ended September 30, 2003 and for the nine months ended September 30, 2004, respectively.

(F)	Adjustment to reclassify FleetBoston’s debit card revenue from Service charges to Card income to conform with Bank of America’s classification.

(G)	Adjustment to reclassify FleetBoston’s credit card marketing expense from Card income to Other general operating expense to conform with Bank of America’s classification. The impact of this reclassification was to increase both Card income and Other general operating expense by approximately $66 million, $189 million and $53 million for the three and nine months ended September 30, 2003 and for the nine months ended September 30, 2004, respectively.

(H)	Adjustment of fixed-rate deferred compensation plans to current interest rates.

(I)	An adjustment of $726 million to decrease the book value of owned real estate, leased property and related improvements, signage and computer equipment to fair value was recorded. The effect of these adjustments is to reduce occupancy costs by $14 million, $45 million and $14 million and equipment costs by $5 million, $21 million and $5 million for the three and nine months ended September 30, 2003 and for the nine months ended September 30, 2004, respectively.

(J)	For purchase accounting, a core deposit intangible of $2.174 billion, a purchased credit card relationship intangible of $660 million and other customer relationship intangibles of $409 million were recorded. These intangibles will be amortized over a period not to exceed ten years, on an accelerated basis for the core deposit intangible and purchased credit card relationship intangible and a straight-line basis for the other customer relationship intangibles. The value of the intangibles represents the estimated future economic benefit resulting from the acquired customer balances and relationships. This value was estimated by considering cash flows from the current balances of accounts, expected growth or attrition in balances, and the estimated life of the relationship. The impact of these adjustments is to increase amortization of intangibles by $129 million, $397 million and $120 million for the three and nine months ended September 30, 2003 and for the nine months ended September 30, 2004, respectively.

(K)	Adjustment to record the tax effect of the pro forma adjustments using Bank of America’s statutory tax rate of 36.9 percent. The increase in the effective tax rate from the statutory rate of 36.9 percent reflects the effect of the accounting for leverage leases in accordance with Financial Accounting Standards Board Interpretation No. 21 “Accounting for Leases in a Business Combination.”

(L)	Weighted average shares were calculated using the historical weighted average shares outstanding for Bank of America and FleetBoston, adjusted using the exchange ratio to obtain the equivalent shares of Bank of America common stock, for the three and nine months ended September 30, 2003 and for the nine months ended September 30, 2004. Both the historical weighted average shares outstanding of Bank of America and the exchange ratio have been adjusted to reflect the stock split. Earnings per share data has been computed based on the combined historical income of Bank of America, income from continuing operations for FleetBoston and the impact of pro forma purchase accounting adjustments.